Exhibit 16.1

September 17, 2021

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

We have read Item 4.01 of Form 8-K of Datasea Inc. dated September 17, 2021. We agree with the statements made concerning our firm contained therein.

Yours very truly,

/s/ Prager Metis CPAs LLC

Las Vegas, Nevada